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                                                                    EXHIBIT 21.1



                            LIST OF SUBSIDIARIES OF

                 INTERNATIONAL ABSORBENTS, INC. (THE "COMPANY")

                             AS AT JANUARY 31, 2003



SOLE SUBSIDIARY:

     ABSORPTION CORP., incorporated under the laws of the State of Nevada, July 25, 1985, is a wholly-owned subsidiary of the Company.